                          CENTRAL SPRINKLER CORPORATION

                          EMPLOYEE STOCK OWNERSHIP PLAN

                             As Amended and Restated
                           Effective November 1, 1991



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                                TABLE OF CONTENTS

Article   Subject Matter                                                   Page
-------   --------------                                                   ----

I                 Statement of Purpose                                       1

II                Definitions                                                3

III               Participation Eligibility                                 14

IV                Participant Contributions                                 15

V                 Employer Contributions                                    16

VI                Allocation of Employer Contributions                      19

VII               Vesting                                                   24

VIII              Distributions                                             26

IX                The Fund                                                  33

X                 Investment By the Trustee                                 34

XI                Amendment and Termination                                 41

XII               Plan Administrator                                        43

XIII              Claims Procedure                                          47

XIV               Top-Heavy Provisions                                      49

XV                Miscellaneous                                             52

                                       -i-


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                                    ARTICLE I

                              STATEMENT OF PURPOSE

                  1.

1 General Purpose. Central Sprinkler Corporation, a Pennsylvania corporation (the "Employer"), has established the Central Sprinkler Corporation Employee Stock Ownership Plan (the "Plan") to enable each eligible person employed by the Employer to benefit, in accordance with the terms of the Plan, from an accumulation of stock of the Employer and to provide for employee participation in the ownership of the Employer. It is anticipated that the Employer will contribute Company Stock (as defined in the Plan) to the Plan on a periodic basis. It is also anticipated that the Trustee of the Plan may arrange from time to time for loans meeting the requirements of "exempt loans" under ERISA and the Code, that the proceeds of these loans will be used as soon as practicable to purchase Company Stock, that such Company Stock will be held in a suspense account pending payments on such loans, that Employer contributions (and, in certain instances, dividends on Company Stock) will be used to pay principal and interest on such loans, that at the end of each Plan Year, Company Stock will be released from the suspense account to reflect the payments on such loans and will be allocated to the accounts of Participants, and that Participants will enjoy all the rights of an owner with respect to the Company Stock allocated to their accounts but subject to the Plan's vesting rules, all as more specifically described in this Plan.

                  1.2 Qualification Under the Internal Revenue Code. It is intended that the Plan be a qualified plan within the meaning of Section 401(a) of the Code and that the funding vehicle(s) associated with the Plan be exempt from federal income taxation pursuant to the provisions of Section 501(a) of the Code. Subject to the provisions of Article V of the Plan (identifying certain circumstances authorized by statute or regulation the occurrence of which may result in refunds to the Employer of amounts contributed under the Plan), the assets of the Plan shall be applied exclusively for the purposes of providing benefits to Participants and Beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and its corresponding funding vehicle(s).

                  In order to ensure that the Plan and the accompanying Fund, as defined below, have been in compliance with the Tax Reform Act of 1986 and have been qualified under sections 401(a) and 501(a) of the Code since the Company adopted the Plan, the Plan is now amended to incorporate all the changes required to be made by applicable legislation, rules and regulations subsequent to the Tax Reform Act of 1986 and to be retroactively effective as of November 1, 1991, including the applicable requirements of the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and final regulations issued by the Internal Revenue Service under section 401(a)(4) of the Code.

                  1.3 Plan Documents. The Plan shall consist of this instrument together with its corresponding Trust Agreement, all amendments to either of the foregoing, and all documents specifically incorporated in either of the foregoing by reference. Descriptive materials published in connection with the Plan, such as plan descriptions, summaries of plan provisions, and notices relating to modification of the Plan, do not constitute part of the Plan and shall not give rise to rights or benefits not provided under the Plan.

                                   ARTICLE II

                                   DEFINITIONS

2.1 "Account" shall mean the entire interest of a Participant in the Plan. Unless otherwise specified, the value of a Participant's Account and the quantity of Company Stock allocable to a Participant's Account shall be determined as of the Valuation Date of the Plan coincident with or next following the occurrence of the event to which reference is made. While a Participant will have only one Account, a Participant's Account may consist of several "Subaccounts" in order to differentiate, as needed, among the categories of investments allocated to his Account or for such other purposes as the Plan Administrator may consider advisable.

                  2.2 "Acquisition Loan" shall mean a loan which is used to purchase Financed Shares and which satisfies the requirements of Treas. Reg. ss.54.4975-7(b) and Section 2550.408(b)-3 of the Department of Labor Regulations, or any future law or regulation that modifies either or both of these two regulations and affects the exemption for such loans.

                  2.3 "Affiliated Company" shall mean (a) such parent or subsidiaries of the Company (or companies under common control with the Company) which are included in a controlled group of corporations with the Company, as determined under Section 414(b) of the Code, and (b) any member of an affiliated service group, as determined under Section 414(m) of the Code, of which the Company is a member, and (c) such trades or businesses under common control with the Company, as determined under Section 414(c) of the Code, and (d) any entity required to be aggregated with the Company pursuant to Section 414(o) of the Code and regulations thereunder. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. Solely for purposes of applying sections 414(b) and
(c) of the Code to the limitations on Annual Additions of Section 6.6, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" whenever the latter phrase appears in Section 1563(a)(1) of the Code, which is then incorporated by reference in sections 414(b) and (c) of the Code.

                  2.4 "Anniversary Date" shall mean the last day of each Plan Year.

                  2.5 "Annual Addition" shall mean, as to any Participant for any Limitation Year, the sum of the following amounts allocated a Participant's accounts under the Plan and any other qualified defined contribution plan maintained by the Employer or an Affiliated Company:

                  (a) Employer contributions;

                  (b) Participant contributions (including mandatory or voluntary employee contributions made under a qualified defined benefit plan maintained by the Employer or an Affiliated Company, but excluding any rollover contributions);

                  (c) forfeitures; and

                  (d) amounts described in Code section 415(l)(1) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan ) and Code section 419A(d)(2) (relating to contributions allocated to post-retirement medical benefit accounts for Key Employees.

                  2.6 "Beneficiary" shall mean the person or entity designated or otherwise determined to be such in accordance with Section 8.4.

                  2.7 "Benefit Commencement Date" shall mean the date on which there is distributed to the Participant (or to the Beneficiary of a deceased Participant) the entire amount standing to his credit under the Plan, or, if distribution is to be made as an annuity or otherwise in more than one payment, the date on which the first such benefit payment is made to the Participant or to the Beneficiary of a deceased Participant.

                  2.8 "Board of Directors" shall mean the Board of Directors of the Company.

                  2.9 "Break in Service" shall mean failure by a Participant or Employee to complete more than five hundred (500) Hours of Service during the applicable twelve- consecutive month period. [However, no Break in Service shall be deemed to have occurred until there occurs a termination of the employer-employee relationship between the Employer and the Employee or Participant involved. An Employee shall be deemed to incur a one-year Break in Service on the last day of the first such twelve-month period. A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of the Plan setting forth circumstances of Excused Absence. Service with an Affiliated Company shall be considered service with the Employer for the purposes of this Section 2.10. Solely for the purposes of determining whether or not a Break in Service has occurred, there shall be credited to each Employee absent from service on a "parenthood leave" the lesser of (i) the number of Hours of Service that would normally have been credited to the Participant but for such absence if determinable, and if not determinable, then the number of Hours of Service determined by multiplying the number of days of such absence by eight (8), or (ii) five hundred one (501) Hours of Service, with all of the Hours of Service so credited being deemed to have been credited to the computation period in which such absence begins if necessary to avoid a Break in Service in such computation period or, if not necessary to avoid such a Break in Service, then to the computation period next following the computation period in which such absence began. The term "parenthood leave" shall mean any absence from work for reasons of (i) pregnancy of the Employee, (ii) the birth of a child of the Employee or the placement of a child with the Employee for the purposes of adoption, or (iii) the care of a child for a period beginning immediately following such birth or placement. Nothing in this Section shall be construed as establishing, expanding or amending any maternity or paternity leave policy of the Employer.

                  2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  2.11 "Committee" shall mean the persons appointed by the Board of Directors to supervise the administration of the Plan, as hereinafter provided.

                  2.12 "Common Stock" shall mean shares of the common stock of the Company, which constitute qualifying employer securities as that term is defined in section 4975(e)(8) of the Code.

                  2.13 "Common Stock Fund" shall mean the Investment Medium dedicated to the acquisition and holding of Common Stock.

                  2.14 "Company" shall mean Central Sprinkler Corporation, a Pennsylvania corporation, or its successors.

                  2.15 "Company Stock" shall mean the Common Stock and Preferred Stock issued by the Company.

                  2.16 "Compensation" shall mean, except as otherwise provided in the Plan, wages within the meaning of section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code. Compensation shall include only that Compensation which is actually paid to a Participant during the determination period. Except as provided elsewhere in the Plan, the determination period shall be the Plan Year. However, for the Plan Year in which an Employee begins participation in the Plan and the Plan Year in which an Employee ends participation in the Plan, the determination period is the portion of the Plan Year during which the Employee is a Participant in the Plan. Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under section 125, 402(e)(3), 402(h), or 403(b) of the Code; Compensation deferred under an eligible deferred compensation plan within the meaning of section 457(d) of the Code; and employee contributions described in section 414(h)(2) of the Code that are picked up by the employing unit and, thus, are treated as employer contributions.

                  Notwithstanding the foregoing, the amount of a Participant's Compensation taken into account under the Plan for any Plan Year shall not exceed $200,000 ($150,000, effective November 1, 1994), or such other amount as may be applicable under section

401(a)(17) of the Code. In determining Compensation for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the rules of
Section 414(q)(6) of the Code, the limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such member's Compensation as determined under this Section prior to application of this limitation.

                  2.17 "Disability" shall mean a Participant's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite duration. Such determination of Disability shall be made by the Plan Administrator with the advice of competent medical authority. All Participants in similar circumstances will be treated similarly. Disability resulting from the following causes shall not constitute 'Disability' under the Plan: (a) service in the Armed Forces or Merchant Marine of the United States or any other country; (b) warfare; (c) willful participation in any criminal act; (d) intentionally self-inflicted or self-incurred injury; or (e) use of drugs or narcotics contrary to law.]

                  2.18 "Disability Retirement Date" shall mean the first day of the month following the month in which (a) the Plan Administrator has determined that a Participant has suffered a Disability, and (b) the Participant ceases to be employed by the Company and all Affiliated Companies on account of such Disability.

                  2.19 "Earliest Retirement Age" shall mean for purposes of
Section 2.42 the earlier of (a) the date on which the Participant is entitled to a distribution under the Plan or (b) the later of (i) the date the Participant attains age 50, or (ii) the earliest date on which, under the Plan, the Participant could elect to receive benefits if the Participant incurred a Termination Date.

                  2.20 "Effective Date" shall mean November 1, 1991.

                  2.21 "Eligible Employee" shall mean each person in the employ of an Employer, other than (a) any person whose terms and conditions of employment are determined through collective bargaining, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (b) any person who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, and (c) any person who is an Employee solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code.

                  2.22 "Employee" shall mean a person who is employed by an Employer or an Affiliated Company. A person who is not otherwise employed by an Employer or Affiliated Company shall be deemed to be employed by any such company if he is a leased employee with respect to whose services such Employer or Affiliated Company is the recipient, within the meaning of section 414(n) or 414(o) of the Code, but to whom Code section 414(n)(5) does not apply.

                  2.23 "Employer" shall mean the Company or any Affiliated Company which has duly adopted the Plan with the consent of the Board of Directors. An Affiliated Company shall be considered an Employer only with respect to such period as the Affiliated Company participates in the Plan for the benefit of its Employees.

                  2.24 "Employment Commencement Date" shall mean the first date on which an individual performs an Hour of Service as described in Section 2.30.

                  2.25 "Excused Absence" means any of the following:

                  (a) Absence on leave granted by the Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purposes of this provision, the Employer will give similar treatment to all Employees in similar circumstances.

                  (b) Absence in any circumstance so long as the Employee continues to receive his regular compensation from the Employer.

                  (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

                  (d) Absence by reason of illness or disability until such time as the employment relationship between Employer and Employee is severed.

An "Excused Absence" shall cease to be an "Excused Absence" and shall be deemed a period of severance commencing as of the Employee's Severance from Service Date if the Employee fails to return to the service of the Employer (A) within five (5) days of the expiration of any leave of absence referred to in Subsection (a) of this Section; (B) at such time as the payment of regular compensation' referred to in Subsection (b) of this Section is discontinued; (C) within six (6) months after his discharge or release from active duty, or, if the Employee does not return to the service of the Employer within the said six
(6) month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans health care facility; or (D) upon recovery from illness or disability. The Employer shall be the sole judge of whether or not recovery from illness or disability has occurred for this purpose.

                  2.26 "Financed Shares" shall mean the shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

                  2.27 "415 Compensation" shall mean a Participant's remuneration including wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan or an Affiliated Company including overtime, bonuses, premium time, etc., but excluding the following:

                  (a) contributions to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Participant's gross income for the taxable year in which contributed;

                  (b) contributions made on behalf of a Participant to a simplified employee pension plan described in section 408(k) of the Code;

                  (c) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includable in gross income);

                  (d) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

                  (f) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Employer contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

                  For purposes of the definition of "Key Employee" and the definition of "Highly Compensated Employee," "415 Compensation" shall include elective contributions that are excluded from gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

                  2.28 "Fund" shall mean the separate fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

                  2.29 "Highly Compensated Employee" shall mean:

                  (a) each Employee who, with respect to the Employer or an Affiliated Company, performed services (an "Active Employee") during the Plan Year for which a determination is being made (the "Determination Year") and who during such Determination Year, or the preceding Determination Year:

                       (i) was at any time a 5% owner, as defined in section 416(i) of the Code;

                       (ii) received 415 Compensation in excess of $75,000 (adjusted to reflect any cost of living increases provided in accordance with Section 415(d) of the Code);

                       (iii) received 415 Compensation in excess of $50,000 (adjusted to reflect any cost-of-living increases provided in accordance with Section 415(d) of the Code) and was in the top paid group of Active Employees (based on 415 Compensation received) (excluding, solely for purposes of determining the number of Employees and persons in the top-paid group, Employees described in section 414(q)(8) of the Code) during such year; or

                       (iv) was an officer (as defined in Section 416(i) of the Code and the regulations issued thereunder) and received 415 Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which a determination is made.

                  Notwithstanding the foregoing, with respect to the Determination year of reference, an Employee not described in paragraphs (ii),
(iii) or (iv) above for the preceding year (without regard to this paragraph) shall not be treated as described in paragraphs (ii), (iii) or (iv) unless the Employee is one of the top 100 Active Employees (based on 415 Compensation received) during such Determination Year.

                  (b) For purposes of the definition of Highly Compensated Employee, the following definitions and rules shall apply: (i) the top-paid group consists of the top 20% of Employees ranked on the basis of 415 Compensation received during the year; (ii) the number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10% of employees) excluding those employees who may be excluded in determining the top-paid group; and (iii) when no officer has compensation in excess of 50% of the Code ss.415(b)(1)(A) limit, the highest paid officer is treated as highly compensated.

                  (c) a Highly Compensated Employee who is either 5% owner or one of the ten most highly compensated employee is subject to the family aggregation rules of Code ss.414(q)(6). "Family member" for this purpose shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any employee or former employee.

                  2.30 "Hour of Service" shall be defined in a manner consistent with regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2530.200b-2, and shall mean (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company during the applicable computation period, (b) each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Company. Hours of Service shall be credited to the computation period in which earned, regardless of when determined or awarded. Notwithstanding the foregoing, except as provided in the following sentence, (i) not more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties for the Employer or an Affiliated Company; (ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workmen's compensation or disability insurance laws; and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Each week of absence for military service in the armed forces of the United States from which service the Employee returns to the Employer or an Affiliated Company within the period during which he has legally protected reemployment rights shall count as a number of Hours of Service equal to the number of Hours of Service that would have been credited to the Employee with respect to the employee's customary week of employment during the month immediately preceding the date on which absence for military service commenced. Service rendered at overtime or other premium rates shall be credited at the rate of one (1) Hour of Service for each hour for which pay is earned, regardless of the rate of compensation in effect with respect to such hour. No Hours of Service shall be credited twice.

                  If an Employee's payroll records are normally kept on other than an hourly basis, Hours of Service shall be credited on the basis of the manner in which the Employee's payroll records are maintained, utilizing such of the following equivalencies as may be appropriate:

      Basis Upon Which the                Credit Granted if Employee
       Employee's Payroll                    Earns One (1) or More
     Records are Maintained               Hours of Service During Period
     ----------------------               ------------------------------

     Shift                                Actual hours for full shift
     Day                                   10 Hours of Service
     Week                                  45 Hours of Service
     Semi-monthly Payroll Period           95 Hours of Service
     Months of employment                 190 Hours of Service

                  2.31 "Investment Media" shall mean those modes of investment in which a Participant's Account balance is invested.

                  2.32 "Late Retirement Date" The term Late Retirement Date means the first day of the month coincident with or next following the date a Participant is separated from service with the Employer after his Normal Retirement Age, for any reason other than death.

                  2.33 "Non-Highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

                  2.34 "Normal Retirement Age" shall mean age 65.

                  2.35 "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date on which a Participant attains his Normal Retirement Age.

                  2.36 "Participant" shall mean any Eligible Employee who participates in this Plan in accordance with its provisions.

                  2.37 "Plan" shall mean the Central Sprinkler Corporation Employee Stock Ownership Plan, as set forth herein and as hereafter amended from time to time. The Plan is intended to be a stock bonus plan and an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code and is designed to invest primarily in qualifying employer securities within the meaning of section 4975(e)(8) of the Code.

                  2.38 "Plan Administrator" shall mean the person or persons designated by the Board of Directors in accordance with Section 12.1 hereof and any successor(s) thereto to administer the Plan.

                  2.39 "Plan Year" shall mean the twelve-month period commencing on November 1 and ending the following October 31.

                  2.40 "Preferred Stock" shall mean the shares of convertible preferred stock issued by the Company in conjunction with the operation of this Plan and which are "qualifying employer securities" within the meaning of Code
Section 4975(e)(8).

                  2.41 "Preferred Stock Fund" shall mean the Investment Medium dedicated to the acquisition and holding of Preferred Stock.

                  2.42 "Qualified Domestic Relations Order" or "QDRO" shall mean a "qualified domestic relations order" within the meaning of section 206(d)(3)(B) of ERISA and section 414(p) of the Code

                  2.43 "Required Distribution Date" shall mean the April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2; or (b) in the case of a Participant who attained age 70 1/2 before January 1, 1988, and who is not a Five-Percent Owner at any time during the five-year period ending in the year in which the Participant attains age 70 1/2, the calendar year in which the Participant retires.

                  2.44 "Severance from Service Date" shall mean the earliest of:

                  (a) the date on which the individual retires, quits, is discharged from employment or dies; or

                  (b) the first anniversary of the first date of a period in which the individual remains absent from service (with or without pay) from the Employer and all Affiliated Companies for any reason other than retirement, quit, discharge from employment or death, such as vacation, holiday, sickness, disability, leave of absence or layoff; or

                  (c) the date on which the individual retires, quits, is discharged from employment or dies while on a period of absence described in Subsection (b).

                  2.45 "Spouse" shall mean the spouse or surviving spouse of the Participant, as the context requires; provided, that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a QDRO.

                  2.46 "Suspense Account" shall mean the account created by the Trustee to hold Company Stock acquired with the proceeds of an Acquisition Loan.

                  2.47 "Termination Date" shall mean the earlier of the dates on which an Employee dies or his employment terminates for any reason.

                  2.48 "Trust Agreement" shall mean the trust agreement entered into by the Employer and the Trustee, which trust agreement forms a part of, and implements the provisions of this Plan.

                  2.49 "Trustee" shall mean, initially, William J. Pardue, George G. Meyer, Albert T. Sabol and such other individual or individuals as subsequently designated by the Board of Directors to replace them.

                  2.50 "Valuation Date" shall mean the last day of the Plan Year and such other date on which a valuation of the Fund is made.

                  2.51 "Year of Service" shall mean a 12 consecutive month period during which an Employee has completed at least 1,000 Hours of Service.

                  (a) Eligibility Computation Period. For purposes of determining Years of Service and Breaks in Service for eligibility, the 12 consecutive month period shall begin with the Employee's Employment Commencement Date and, where additional periods are necessary, succeeding anniversaries of his Employment Commencement Date.

                  (b) Vesting Computation Period. In computing Years of Service and Breaks in Service for vesting, the 12 consecutive month period shall be the Plan Year. However, active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service for vesting purposes. If any Plan Year is less than 12 consecutive months, the number of Hours of Service required to accrue a Year of Service (or to incur a 1-Year Break in Service), in such short Plan Year, shall bear the same ratio to 1,000 (or in the case of a Break in Service, 500) as the number of days in the short Plan Year bears to 365. In addition, service performed by an Employee prior to the Effective Date shall be disregarded.

                                   ARTICLE III

                            PARTICIPATION ELIGIBILITY

                  3.1 Minimum Age and Service Requirement. Every Eligible Employee who has completed one Year of Service and who has attained age 21 shall become a Participant as of November 1 or May 1 coincident with or immediately following the date such requirements are satisfied.

                  3.2 Procedure for and Effect of Admission. Each Eligible Employee who becomes eligible for admission to participation in the Plan shall complete such forms and provide such data as are reasonably required by the Plan Administrator as a precondition of admission to the Plan. By becoming a Participant, each Eligible Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust Agreement and to all amendments to such instruments.

                  3.3 Changes in Status. A Participant who ceases to be employed as an Eligible Employee shall no longer be eligible to participate in the Plan as an active Participant until he again becomes an Eligible Employee at which time he will again become an active Participant. In the event that a person who has been in the employ of the Employer in a category of employment not eligible for participation in the Plan (or who has been employed by an Affiliated Company) becomes an Eligible Employee by reason of a change in status (without experiencing a Break in Service) to a category of employment eligible for participation, he shall become an active Participant as of the later of the date of such change to Eligible Employee status or the date specified in
Section 3.1.

                                   ARTICLE IV

                            PARTICIPANT CONTRIBUTIONS

                  4.1 No Participant Contributions. No contributions shall be required of, nor shall any contributions be accepted from, any Participant.

                                    ARTICLE V

                             EMPLOYER CONTRIBUTIONS

                  5.1 Contributions to Pay Principal and Interest on Acquisition Loans. For each Plan Year during which an Acquisition Loan is outstanding, the Employer shall make contributions under the Plan with respect to such Plan Year as follows:

                  (a) Contributions to Pay Principal. On or before the date on which any principal payment is due under the terms of any Acquisition Loan then outstanding (to the extent that such payment due exceeds the income generated by the Company Stock held in the suspense account with respect to the loan on which principal payments are being made), the Employer shall make such contributions as shall be necessary so that the Trustee can timely make the principal payments on that Acquisition Loan, provided that such contribution is currently deductible with respect to the Plan Year within which or for which made, unless the Employer determines, in its absolute discretion, to make such contribution whether or not it is currently deductible.

                  (b) Contributions to Pay Interest. For each Plan Year during which a payment of interest is due under the terms of any Acquisition Loan then outstanding, the Employer may make such contribution, if any, to the Fund as the Board of Directors, in its absolute discretion, determines in order to enable the Trustee to make any such interest payments (to the extent that such interest payments exceed the income generated by the Company Stock held in the Suspense Account with respect to the Loan on which interest payments are being made). Contributions which the Employer determines to make pursuant to this Subsection, shall be paid to the Trustee on or before the due date for the interest payment with respect to which the contribution is being made.

                  5.2 Additional Employer Contributions. In addition to the contributions which it makes pursuant to Section 5.1, the Employer may make such contributions to the Fund in respect of the fiscal year of the Employer during which this Plan is first adopted and in respect of each fiscal year thereafter during which the Plan is in effect, in such amounts as the Board of Directors, in its absolute discretion, shall timely determine, provided that any such additional contribution may not be made if it would exceed the amount which is deductible by the Employer for that fiscal year after giving effect to the contributions it has made for that fiscal year pursuant to Section 5.1. In allocating any such additional contribution among the Accounts of Participants eligible to share in such allocation, the contribution shall be allocated separately from the contribution made pursuant to Section 5.1, shall be allocated to a separate Subaccount of the Accounts of such Participants, and shall otherwise be allocated as provided in Section 6.1. Additional Employer contributions may be made in cash, in Company Stock, or in any combination of cash and/or Company Stock. This Section shall not be construed as requiring the Employer to make contributions in any specific fiscal year; provided, however, that notwithstanding any other provision of the Plan to the contrary, the Employer shall make such contributions as may be required to meet the minimum accrual requirements under the Code relating to Top-Heavy Plans for any period during which the Plan is Top-Heavy, to the extent such minimum accrual requirements are not satisfied by the allocation of the Employer's contributions, if any, made pursuant to Section 5.1.

                  5.3 Reinstatement of Certain Forfeitures. In addition to the contributions pursuant to Section 5.1 and 5.2, the Employer shall pay to the Plan such sums, if any, as may be required to reinstate previously forfeited amounts to the Accounts of Participants as provided for in Section 6.2.

                  5.4  Timing of Contributions. Except as otherwise provided in
Section 5.1, the Employer shall pay its contribution made with respect to any Plan Year to the Trustee on or before the date established for the filing of the Employer's federal income tax return (including any extensions of that date) for the fiscal year of the Employer ending with or within the Plan Year with respect to which such contribution is made.

                  5.5 Contingent Nature of Contributions. Each contribution made by Employer pursuant to the provisions of Sections 5.1 and 5.2 hereof is hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the year with respect to which such contribution is made, except as otherwise specifically provided in such Sections.

                  5.6 Exclusive Benefit; Refund of Contributions. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants, their Beneficiaries and, where applicable, their respective Alternate Payees (including the costs of maintaining and administering the Plan and Fund). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:

                  (a) Initial Non-Qualification. If the Plan as amended fails initially to satisfy the qualification requirements of section 401(a) of the Code, and if the Company declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has initially failed to qualify shall be returned to the Company.

                  (b) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed for any contribution made by Employer, other than a contribution which, pursuant to Sections 5.1 and 5.2, the Employer has committed itself to make notwithstanding failure of deductibility, the Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance.

                  (c) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

                  In the event that any refund is paid to the Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto. Such refund shall be deducted from among the Accounts of the Participants only to the extent that the amounts to be refunded were credited to such Accounts.

                  Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account(s) of any Participant(s) in excess of one hundred percent (100%) of the amount in such Account(s) nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants, Beneficiaries and Alternate Payees. In the case that such distributions become refundable, Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

                  All refunds pursuant to this Section shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to Section 401(a) of the Code.

                                   ARTICLE VI

                      ALLOCATION OF EMPLOYER CONTRIBUTIONS

                  6.1 Allocation of Employer Contributions. As of each Anniversary Date, the Employer's contribution made pursuant to Sections 5.1 and
5.2 for the Plan Year as well as (A) Company Stock purchased and paid for by the Fund with cash dividends on Company Stock pledged as collateral for an Acquisition Loan and (B) Financed Shares released from encumbrance under Section
10.5 shall be allocated among the Accounts of the Participants entitled to share therein (as determined pursuant to Subsection (c) hereof) as follows:

                  (a) Initial Allocation. Subject to the limitation of Subsection (b) below, the amount to be allocated to the Account of each Participant shall be determined by multiplying the total of the Employer's contribution for that Plan Year by a fraction, the numerator of which is the Participant's Compensation for such Plan Year and the denominator of which is the aggregate Compensation for the Plan Year of all Participants.

                  (b) Restricted Group Limitation. The limitation of this Subsection shall be applicable to the allocation of the Employer's contribution made pursuant to Section 5.1 and Section 5.2 for any Plan Year in which the aggregate of the Compensation for that Plan Year of all Participants who are members of the "Restricted Group" (as defined in this Subsection) for that Plan Year is more than one third (1/3) of the aggregate Compensation for the Plan Year of all Participants for the Plan Year. If this Subsection is applicable to a Plan Year, (1) the Compensation for such period of all Participants who are members of the Restricted Group for such period shall be reduced, pro rata according to such Compensation, so that the aggregate Compensation of such Restricted Group members shall not be more than one-third (1/3) of the aggregate Compensation of all Participants for such period, and (2) such "reduced" Compensation shall be used for purposes of both the numerator and denominator in the fractions used pursuant to subsection (a) in allocating the Employer's contribution for such period to the Accounts of Participants eligible to share therein. Following the redetermination of the allocation of Employer Contributions pursuant to this Subsection for a Plan Year, the Plan Administrator shall make such adjustments in the redetermined allocations, pro rata according to Compensation (reduced for a Restricted Group member as provided in this Subsection), so that no more than one-third (1/3) of the Employer's contribution for such period has been allocated to the Accounts of Participants who are members of the Restricted Group for that period. A Participant shall be a member of the Restricted Group for a Plan Year if he is considered a "Highly Compensated Employee" (taking into account the family aggregation rules under Code section 414(q)(6)) for that Plan Year.

                  (c) Entitlement to Share in Allocation. A Participant shall be a Participant for purposes of this Section and shall be entitled to share in the allocation of the Employer contribution for a particular Plan Year pursuant to this Section only if he either (i) completed 1,000 Hours of Service during the Plan Year or (ii) retired, experienced a Disability or died during the Plan Year.

                  (d) Effect of Status Change. Any Participant who remained in the employ of the Employer through the end of the Plan Year, but who changed from an eligible to an ineligible classification (or vice-versa) during the Plan Year shall be eligible to share in the allocation of the Employer's contribution pursuant to this Section only with respect to his Compensation paid for Hours of Service completed in an eligible status during such Plan Year.

                  6.2 Allocation of Forfeitures. The Account of a Participant who terminates employment with the Company or an Affiliated Company shall be closed, and the forfeitable amount held therein shall be forfeited on the earlier of: (i) the date on which he receives a distribution of his entire vested interest in his Account, which is less than one hundred percent (100%); or (2) the date on which he incurs five consecutive one-year Breaks in Service. Forfeitures which become available for allocation during a Plan Year, shall be allocated among the Accounts of Participants entitled to share in the allocation of the Employer's contribution, if any, for that Plan Year pursuant to Section
6.1. The allocation shall be made as provided in Subsection 6.1(a) without regard to the limitation of Subsection 6.1(b); provided that, if there is more than one entity constituting the Employer, forfeitures arising from the Accounts of Participants employed by any such entity shall be reallocated, to the extent traceable and practicable, among the Accounts of other Participants employed by that entity. Any forfeiture attributable to a Participant's one-year Break in Service occurring in the Plan Year just ending shall be credited and allocated to the Accounts of Participants who have completed a Year of Service. Except as provided below, if a former Participant returns to employment with the Employer or any Affiliated Company after the occurrence of a one-year Break in Service and prior to the occurrence of five consecutive one-year Breaks in Service and repays the amount of his prior distribution as provided in Section 7.4 hereof, forfeitures, if any, will first be used to restore the non-vested Account of such Participant equal to the value of the non-vested Account at the time the Participant terminated service with the Employer. In the event that the available forfeitures are not sufficient to restore the non-vested Account, the Employer will make an additional contribution sufficient to make the non-vested Account whole. If any Participant forfeits a portion of his Account under the Plan, but not all of such Account, Company Stock shall be deemed forfeited only after all other assets held in such Participant's Account have been forfeited. If Company Stock allocated to the Account of such Participant consist of more than one class of such stock, and if any portion of such Company Stock is forfeited, the Participant shall be treated as forfeiting the same proportion of each such class.

                  6.3 Separate Accounts. The Committee shall establish and maintain separate individual Accounts for each Participant who has an interest in the Plan. Such separate Accounts shall not require a segregation of the Fund assets and no Participant shall acquire any right to or interest in any specific asset of the Fund as a result of the allocations provided for in the Plan.

                  6.4 Valuations. All valuations of the Fund shall be performed on the basis of the fair market value of the assets therein and the value of Company Stock which is not readily tradeable on an established securities market shall be determined in accordance with a valuation by an independent appraiser selected by the Committee.

                  6.5 Company Stock From Certain Transactions. Notwithstanding anything in the Plan to the contrary, no portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Section 1042 of the Code applies may be allocated directly or indirectly under the Plan or any other qualified plan of the Company and all Affiliated Companies:

                  (a) during the period beginning on the date of the sale of such Company Stock and ending on the later of (1) the tenth anniversary of the date of the sale, or (2) the date of the allocation under Section 6.1 attributable to the final payment of any loan under Section 10.1 incurred in connection with the sale, for the benefit of any taxpayer (or any relative of a taxpayer within the meaning of Section 267(b) of the Code) who makes an election under Section 1042(a) of the Code with respect to Common Stock, or

                  (b) for the benefit of any other person who owns (after application of Section 318(a) of the Code without regard to the employee trust exception in Section 318(a)(2)(B)(i)) more than 25% of any class (or the total value of any class) of outstanding stock of the Company or any Affiliated Company which is a member of the same controlled group as the Company within the meaning of Code Section 409(l)(4).

For purposes of Section 6.5(a), an individual shall not be a relative of a taxpayer if (i) such individual is the taxpayer's lineal descendant and (ii) the aggregate amount allocated to all such lineal descendants during the applicable period does not exceed more than 5% of the Company Stock attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Section 1042 of the Code applied. For purposes of Section 6.5(b), a person shall fail to meet the 25% stock ownership limitation if such person fails to meet such limitation (i) at any time during the one-year period ending on the date of the sale of the Company Stock to the Plan or (ii) on the date as of which such Company Stock is allocated to Participants under Section 6.1.

                  6.6  Annual Additions Limitations.

                  (a) Primary Limitation. In no event shall the Annual Addition to a Participant's accounts under all defined contribution plans maintained by the Company or an Affiliated Company for any Limitation Year exceed the lesser of:

                       (i) $30,000 or, if greater, one-fourth of the defined benefit dollar limit set forth in section 415(b)(1)(A) of the Code as in effect for the Limitation Year,or

                       (ii) twenty-five percent (25%) of such Participant's 415 Compensation for the Limitation Year. The limitation in Subparagraph
         (a)(ii) shall not apply to any contribution for medical benefits within the meaning of section 401(h) or section 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code.

                  (b) Secondary Limitation. In no event shall the amount allocated to the accounts of any Participant under all defined contribution plans maintained by the Company or an Affiliated Company for any Limitation Year cause the sum of the defined contribution fraction and the defined benefit fraction (as such terms are defined in Section 415(e) of the Code) to exceed 1.0, or such other limitation as may be applicable under Section 415 of the Code with respect to any combination qualified plans without disquali fication of any such plan.

In the event that the amount tentatively available for allocation to the accounts of any Participant under all defined contribution plans maintained by the Company or an Affiliated Company in any Limitation Year exceeds the maximum permissible hereunder, the Participant's share of Employer contributions and reallocable forfeitures shall be re duced to the extent necessary to result in conformity to the limitations expressed herein, provided that for any Limitation Year in which the Plan meets the requirements of Section 415(c)(6) of the Code, the limitations described in this Section shall not apply to any portion of a Participant's Annual Additions representing either forfeitures of any Company Stock which were acquired with the proceeds of an Acquisition Loan or Employer contributions to the Plan which are deductible under section 404(a)(9)(B) of the Code and charged against the Participant's Account. Amounts released pursuant to the preceding sentence shall then be reallocated among the Accounts of the remaining Participants as though an additional Employer contribution for allocation for the Plan Year ending with or within said Limitation Year, provided, however, that such amounts shall be credited to the Accounts of Participants only to the extent that is permissible without causing any such Accounts to experience Annual Additions in excess of the maximum allowable hereunder. If, after all such reallocations have been completed, there remains a reallocable amount which cannot be reallocated to the Accounts of any of the Participants, such remaining reallocable amount shall be placed in a suspense account, to be held and applied as an additional Employer contribution in the next succeeding Limitation Year(s) until exhausted.

                                   ARTICLE VII

                                     VESTING

                  7.1 Vesting of Employer Contributions. A Participant's interest in his Account shall vest based on his completed Years of Service in accordance with the following schedule:

                  Years of Service             Vested Percentage
                  ----------------             -----------------
                  Less than 3                          0%
                  3 but less than 4                   25%
                  4 but less than 5                   50%
                  5 but less than 6                   75%
                  6 or more                          100%

                  Notwithstanding the foregoing, a Participant will become fully (100%) vested upon (i) his attainment of his Normal Retirement Age while in the employ of an Employer or an Affiliated Company, (ii) his death while in the employ of an Employer or an Affiliated Company or (iii) his termination of employment with an Employer or an Affiliated Company on account of his Disability.

                  7.2 Plan Amendments. No Plan amendment shall change any vesting schedule under the Plan unless each Participant having at least three Years of Service at the end of the period described in this sentence is permitted to elect, within a period beginning on the date such amendment is adopted and ending 60 days after the latest of: (i) the day the amendment is adopted, (ii) the day the amendment becomes effective, or (iii) the day the Participant is issued written notice of the amendment, to have his vested percentage computed under the Plan without regard to such amendment.

                  7.3 Nonvested Accounts. If a Participant terminates employment before he has a vested interest in his Account pursuant to
Section 7.1, he shall be deemed to receive a distribution of his entire vested benefit of zero dollars as of his termination of employment. Nonvested amounts in a Participant's Accounts at his termination of employment, to the extent they constitute Forfeitures, shall be reallocated in accordance with Article VI.

                  7.4. Effect of Reemployment.

                  (a) If a Participant who terminated employment returns to the employment of the Company or an Affiliated Company in an eligible classification after the occurrence of a one-year Break in Service and prior to the occurrence of five consecutive one-year Breaks in Service, after forfeiting all or a portion of his Accounts and, within five

(5) years of the Participant's resumption of employment, repays the amount of the distribution, if any, he received from his Account upon his prior termination of employment, then any such repaid amount plus the amount of his previously forfeited non-vested amounts (unadjusted by any gains or losses) shall be credited to the Participant's new Account in accordance with Section
6.2. Such reemployed former Participant shall have the rights and benefits provided by this Plan. A Participant who is deemed to have received a distribution of his entire vested interest pursuant to Section 7.3 shall be deemed to repay such distribution as of the date he resumes employment as an Employee. If a Participant does not again become an Eligible Employee before he has had five consecutive one-year Breaks in Service, the forfeited amount shall not be restored to his Account under any circumstances.

                  (b) If a Participant described in Paragraph (a) fails to repay any amount distributed to him upon his prior termination of employment, there shall be paid to his new Account the amount of his previously forfeited nonvested amounts (unadjusted by any gains or losses). Such reemployed former Participant shall have the rights and benefits provided by this Plan except that upon his subsequent termination of employment for any reason, he shall receive an amount computed according to the following formula:

[(A + B) x C] - B, where

         A =    the total amount in his Account

         B =    the amount of his previous distribution

         C =    his vested percentage, counting all Years of Service

                                  ARTICLE VIII

                                  DISTRIBUTIONS

                  8.1 Retirement and Disability Benefits. The benefit of a Participant who terminates employment with the Employer on account of his retirement on his Normal Retirement Date or Late Retirement Date or on account of his Disability shall be equal to one hundred percent (100%) of the balance of his Account, determined as of the Valuation Date coincident with or next following such retirement or termination of employment, or, if later, the Valuation Date immediately preceding his Benefit Commencement Date. The benefit shall be payable to the Participant as soon as practicable after the Valuation Date first above mentioned; provided, however, that in the case of a Participant whose vested Account balance exceeds $3,500 (or, in the case of a Participant who has not reached age 65, whose vested balance in his Account ever exceeded $3,500 at the time of a prior distribution), no distribution shall be made without the consent of the Participant.

                  8.2 Withdrawals by Qualified Participants. A Qualified Participant may elect within 90 days after each annual Valuation Date in the "Qualified Election Period" to receive a distribution of up to the number of shares of Company Stock which may be distributed to him as of that annual Valuation Date as determined in accordance with this Section. Upon receipt of such an election by a Qualified Participant, the Plan Administrator shall direct the Trustee to distribute to the Qualified Participant, within 90 days after the end of the Participant's election period, the number of shares of Company Stock elected by the Participant in accordance with this Section. The maximum number of shares of Company Stock which a Qualified Participant may elect to receive as of any annual Valuation Date during his Qualified Election Period shall be that number of such shares (rounded to the nearest whole number) which is equal to the result determined by the formula (25% x (A+B)) - B, where A is the shares of Company Stock which are allocated to his Account as of that annual Valuation Date and B is the shares of Company Stock, if any, previously distributed to him pursuant to this Section provided that for purposes of determining such maximum number of shares for the last annual Valuation Date in a Qualified Election Period, fifty percent (50%) shall be substituted for twenty-five percent (25%). For purposes of this Section, the following terms shall have the following meanings:

                  (a) "Qualified Election Period" shall mean the 6 Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

                  (b) "Qualified Participant" shall mean any Participant who completed ten (10) Years of participation in the Plan and has attained age 55.

                  8.3 Benefits Upon Termination of Employment. The benefit payable to a Participant upon such Participant's termination from employment with the Employer (and all Affiliated Companies) for reasons other than those specified in Sections 8.1 and 8.4, shall be equal to the vested portion of the balance of his Account, determined as of the Valuation Date coincident with or next following such termination of employment, or, if later, the Valuation Date immediately preceding his Benefit Commencement Date. The benefit shall be payable to the Participant as soon as practicable after the Valuation Date first above mentioned; provided, however, that in the case of a Participant whose vested Account balance exceeds $3,500 (or, in the case of a Participant who has not attained age 65, whose vested balance in his Account ever exceeded $3,500 at the time of a prior distribution), no distribution shall be made prior to his Normal Retirement Date without the consent of such Participant.

                  8.4  Death Benefits.

                  (a) In the event of a Participant's death prior to his Benefit Commencement Date, his Beneficiary shall be entitled to receive a death benefit equal to one hundred percent (100%) of the balance of his Account, determined as of the Valuation Date coincident with or next following his date of death, or, if later, the Valuation Date immediately preceding the Benefit Commencement Date with respect to such benefit. Such death benefit shall be payable to the Participant's Beneficiary as soon as practicable after the Valuation Date first mentioned above. provided, however, that no death benefit shall be paid to the Beneficiary of a Participant who terminated employment with the Company and all Affiliated Companies prior to his death at a time when he had no vested interest in his Accounts pursuant to Section 7.1.

                  (b) The Beneficiary of the death benefit shall be the Participant's Spouse; provided, however, that the Participant may designate a Beneficiary other than his Spouse if:

                       (i) the Spouse has waived her right to be the Participant's Beneficiary in accordance with Section 8.4(d), or

                       (ii)  the Participant has no Spouse, or

                       (iii) the Spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Plan Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Plan Administrator. However, the Participant's Spouse must again consent in writing to any such change or revocation, unless the consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse.

                  (c) Beneficiary Designation Right. Each unmarried Participant and each married Participant whose Spouse has consented to designation of persons or entities other than such Spouse as Beneficiaries in accordance with the provisions of Subsection (b) hereof, shall have the right to designate one or more primary and one or more contingent Beneficiaries to receive any benefit becoming payable upon the Participant's death. All Beneficiary designations shall be in writing in form satisfactory to the Plan Administrator. Each Participant shall be entitled to change his Beneficiaries at any time and from time to time. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class sharing equally:

                       (i)   Spouse;

                       (ii) lineal descendants (including adopted and step-children), per stirpes;

                       (iii) surviving parents (equally); and

                       (iv)  the Participant's estate.

                  (d) Form and Content of Spouse's Consent. A Spouse may consent to the designation of one or more Beneficiaries other than such Spouse provided that such consent shall be in writing, shall acknowledge the effect of such consent and the specific alternate Beneficiary designated by the Participant (or permits Beneficiary designations by the Participant without the Spouse's further consent), and shall be witnessed by a Plan representative or a notary public. Such Spouse's consent shall be irrevocable, unless expressly made revocable.

                  8.5 Disability. In the event that a Participant suffers a Disability before retirement, the value of his Accounts, computed in accordance with Section 8.6, shall be paid to him or applied for his benefit in a single payment as soon as practicable after the last day of the Valuation Date coincident with or next following the date on which the Plan Administrator determines that he has a Disability.

                  8.6 Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or his Beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's Account shall be determined in accordance with the provisions of this Section as of the Valuation Date coincident or next following the date on which occurs the event which gives rise to payment under this Article. The Trustee may establish accounting procedures for the purpose of making the allocations, valuations, and adjustments necessary to maintain the Participant's Account in the Fund. From time to time, the Trustee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocation among the Accounts of

Participants in accordance with the general concepts of the Plan and the provisions of this Article. All valuations of the Fund shall be performed in accordance with Section 6.4 hereof.

                  8.7  Timing of Distribution.

                  (a) Unless the Participant elects otherwise, a Participant entitled under this Article to receive benefits shall commence to receive benefits in accordance with subsection (b), but in no event later than the earlier of the dates determined under (1) and (2) below:

                       (i) the later of (A) the 60th day after the close of the Plan Year in which the Participant attains age 65 or (B) the 60th day after the close of the Plan Year in which the Participant's employment with the Employer and all Affiliated Companies terminates; or

                       (ii)  the Participant's Required Distribution Date.

                  (b) Except as otherwise provided in subsection (a), the distribution of the balance credited to a Participant's Account will commence not later than one year after the close of the Plan Year:

                       (i) in which the Participant separates from service by reason of the attainment of his Normal Retirement Age, Disability, or death; or

                       (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service; provided, however, that this clause (ii) shall not apply if the Participant is reemployed by the Employer before the distribution is required to begin under this clause (ii).

                  (c) Notwithstanding the foregoing, with respect to all Company Stock allocated to Accounts pursuant to any repayments of any Acquisition Loan, the Benefit Commencement Date for the portion of the benefit payable to a Participant attributable to Company Stock purchased with the proceeds of an Acquisition Loan shall not be earlier than the earliest of
(1) the last day of the Plan Year in which such Acquisition Loan is fully repaid pursuant to Section 409(o)(1)(B) of the Code, (2) the Participant's Required Distribution Date, or (3) the sixty (60)-day period commencing after the latest of the close of the Plan Year in which (A) occurs the date on which the Participant attains the Normal Retirement Age specified hereunder (B) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant terminates service with the Employer, provided that the Participant may, without Spousal consent, elect to defer further the commencement of such portion of his or her benefits until any subsequent date elected by the Participant in writing pursuant to such procedures as the Committee may impose, but not beyond his Required Distribution Date. A Participant's election to commence payment prior to his Normal Retirement Date must be made within the 90-day period ending on the benefit commencement date elected by the Participant and in no event earlier than the date the Committee provides the Participant with written information relating to his right to defer payment until his Required Distribution Date, the modes of payment available to him and the relative values of each, and his right to make a direct rollover as described in Section 8.13. Such information must be provided not less than 30 days and not more than 90 days prior to the benefit commencement date. Notwithstanding the preceding sentence, a Participant's benefit commencement date may occur less than 30 days after such information has been provided to the Participant provided that, after the Participant has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

                  8.8 Mode of Distribution. Distributions under this Article shall be made as follows:

                  (a) the portion of a Participant's Account that is not invested in the Common Stock Fund or the Preferred Stock Fund shall be paid in cash; and

                  (b) the portion of a Participant's Account that is invested in the Common Stock Fund or the Preferred Stock Fund shall be paid in whole shares of Common Stock except that the value of any fractional share shall be distributed in cash. With respect to the distribution of the portion of a Participant's Account that is invested in the Preferred Stock Fund, the Trustee shall exercise its rights pursuant to Section 10.4 in order to obtain the Common Stock to be distributed hereunder.

                  (c) The Company shall issue a "put option" to any Participant (or Beneficiary) who receives a distribution of Company Stock. The put option shall permit the Participant to sell the Company Stock to the Company at any time during the two option periods, at a price equal to the fair market value of the Company Stock. The first option period shall be for at least 60 days beginning on the date of distribution. If the put option is not exercised within such 60-day period, an additional 60-day option period shall be provided beginning on the first day of the Plan Year following the Plan Year in which the Company Stock was distributed. The payment for any Company Stock sold under a put option may, at the option of the Company, be made in lump sum or in substantially equal installments (not less frequently than annually) over a period not exceeding 5 years, if adequate security is given and a reasonable interest rate is paid on any unpaid installment balance (as determined by the Company). The Plan Administrator shall give written notice of the terms and conditions of the put option to the Participant at the time of distribution and at the beginning of the second option period. The put option described in this Section shall be ineffective if the Company Stock distributed to the Participant is readily tradeable on an established securities market.

                  (d) The "put option" provided for by Section 8.8(c) above shall continue to apply to any distribution made in Company Stock at a time described in the Section 8.7, notwithstanding any amendment to or termination of the Plan that causes the Plan to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and notwithstanding the absence of any outstanding balance on an Acquisition Loan at the time of such distribution.

                  8.9 Certain Securities Law Restrictions. Any distribution of Company Stock pursuant to this Article shall be subject to all applicable laws, rules and regulations and to such approvals by stock exchanges or governmental agencies as may be deemed necessary or appropriate by the Board of Directors. Each distributee may be required to give the Employer a written representation that he or she will not involve a violation of state or federal securities laws, including the Securities Act of 1933, as amended; the form of such written representation will be prescribed by the Board of Directors.

                  8.10 Certificates. Share certificates representing Company Stock distributed pursuant to this Article shall be embossed or inscribed with such legends as the Board of Directors deems necessary or appropriate in respect of the matters referred to in Section 8.9 above, and stop transfer instructions may be issued in connection therewith.

                  8.11 Sole Source of Benefits. The Fund shall be the sole source for the provision of benefits under the Plan. Neither the Employer nor any other person shall be liable therefor.

                  8.12 Minimum Distribution Requirements. Distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Code and Treasury regulations thereunder, including the incidental death benefit requirements of proposed Treas. Reg. ss.1.401(a)(9)-2.

                  8.13 Direct Rollovers. Effective January 1, 1993, in the event any payment or payments to be made to a person pursuant to this Plan would constitute an "eligible rollover distribution" within the meaning of Section 401(a)(31)(C) of the Code and regulations thereunder, such person may request that, in lieu of payment to the person, all or part of such eligible rollover distribution be rolled over directly to the trustee or custodian of an "eligible retirement plan" within the meaning of Section 401(a)(31)(D) of the Code and regulations thereunder. Any such request shall be made in writing, on the form and subject to such requirements and restrictions as may be prescribed by the Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date payment would otherwise be made as may be required by the Committee. For purposes of this Section, a "person" shall include an Employee or former Employee or his surviving spouse or his spouse or former spouse who is an alternate payee under a qualified domestic relations order within the meaning of
Section 414(p) of the Code.

                                   ARTICLE IX

                                    THE FUND

                  9.1 Designation of Trustee. The Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee and enter into a Trust Agreement with such Trustee. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, all as provided in the Trust Agreement. All of the assets of the Plan shall be held in trust by the Trustee for use in accordance with this Plan in providing for the benefits hereunder.

                  9.2 Exclusive Benefit. No part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, except as expressly provided in this Plan and in the Trust Agreement.

                  9.3 No Interest in Fund. No person shall have any interest in, or right to, any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

                  9.4 Trustee. The Trustee shall be a fiduciary with respect to management and control of Plan assets and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the terms of this Plan and the Trust Agreement.

                  9.5 Expenses. Unless otherwise paid by the Company, the expenses of establishing and administering the Plan and Fund, including any Fund asset charges and reimbursement for the reasonable expenses incurred by the Trustee and the Plan Administrator, shall be paid from the Fund.

                                    ARTICLE X

                            INVESTMENT BY THE TRUSTEE

                  10.1 Acquisition Loans. The Company may direct the Trustee to incur an Acquisition Loan from time to time, the proceeds of which may be used to (i) acquire Financed Shares, (ii) repay such loan, or (iii) repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Preferred Stock shall be treated as an Acquisition Loan, provided the obligation satisfies the following provisions. An Acquisition Loan shall comply with the following provisions:

                  (a) The loan must be for a specific term, bear a reasonable rate of interest within the meaning of Treas. Reg. ss.54.4975-7(b)(7), and shall not be payable on demand except in the event of default;

                  (b) Any collateral pledged to the lender by the Fund shall be held in a suspense account and shall consist only of the Financed Shares acquired with the borrowed funds (and any stock dividends received for such Financed Shares before its release from encumbrance), or acquired with the proceeds of a prior Acquisition Loan which is being refinanced (although, in addition to such collateral, the Company may guarantee repayment of the loan) and such assets shall constitute assets of the Fund for all other purposes;

                  (c) No lender shall have recourse against the Plan, and no person entitled to payment under the Acquisition Loan shall have any right to the Fund assets other than collateral given for the loan, contributions (other than contributions of Company Stock) that are made under the Plan to meet its obligations under the loan, and earnings attributable to such collateral and the investment of such contributions;

                  (d) Any pledge of Financed Shares must provide for the release of the Financed Shares so pledged as payments on the Acquisition Loan are made by the Trustee and as the Financed Shares are to be allocated to Participants' Accounts as provided in Section 10.5. If the lender is a "party in interest" (as defined in Section 3(14) of ERISA), the Acquisition Loan must provide for a transfer of Fund assets on default only upon and to the extent of the failure of the Trustee to meet the payment schedule of the Acquisition Loan;

                  (e) The borrowing shall be primarily for the benefit of the Participants and their Beneficiaries within the meaning of Treas. Reg.
Section 54/4975-7(b)(3); and

                  (f) Except as otherwise required by applicable law, no Financed Shares shall be subject to a put, call or other option, or buy-sell or similar arrangement while held by the Fund and when distributed from the Fund, whether or not the Plan is then an ESOP as defined in Section 54.4975-7(b)(1)(i) of the Treasury Regulations. In the event an Acquisition Loan is repaid, or the Plan ceases to be an ESOP as defined in Section 54.4975-7(b)(1)(i) of the Treasury Regulations, the protections and rights described herein relating to Financed Shares shall continue to be applicable in accordance with the applicable provisions herein.

                  10.2 Acquisition Loan Payments. Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Plan Administrator) only from Employer contributions paid in cash to enable the Trustee to repay such Acquisition Loan, from earnings attributable to such Employer contributions and from any cash dividends received by the Trustee on Company Stock (whether or not allocated), but only to the extent that Company Stock with a fair market value of not less than the amount of the dividends allocated to the Participant for the Plan Year is allocated to the Account of each Participant in accordance with Section 10.5(d)(i) hereof. The payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such amounts for that Plan Year (or prior to the year), less the amount of such payments in prior Plan Years. If the Company is the lender with respect to an Acquisition Loan, Employer contributions may be paid in the form of forgiveness of indebtedness under the Acquisition Loan. If the Company is not the lender with respect to an Acquisition Loan, the Company may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer contributions.

                  10.3 Sales of Company Stock. Subject to the approval of the Board of Directors, the Plan Administrator may direct the Trustee to sell shares of Company Stock to any person (including the Company) provided that any such sale must be made for adequate consideration and, with respect to sales to the Company, no commission may be charged with respect thereto. In the event that the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due (i.e. a default), the Plan Administrator (with the approval of the Board of Directors) may direct the Trustee to sell any Financed Shares that have not yet been allocated to Participants' Accounts or to obtain an Acquisition Loan in an amount sufficient to make such payments.

                  10.4 Conversion/Put Right. Except as is otherwise provided in
Section 10.9, with respect to shares of Preferred Stock held in the Fund, the Trustee shall have the exclusive right to (i) exercise any conversion rights which would require that the Company convert the shares of Preferred Stock into a number of shares of Common Stock in accordance with the terms of any conversion feature appurtenant to the Preferred Stock and (ii) "put" the Preferred Stock to the Company in exchange for cash and/or Common Stock, the amount of which must be determined in accordance with the valuation conducted by the independent appraiser pursuant to Section 6.4. In all events, the conversion must be at a price that is reasonable as of the date of acquisition of the Preferred Stock by the Plan. In the event that the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, after taking into account any Employer contributions, (i.e., in the event of a default), the Trustee may, and at the request of the Company shall, "put" any shares of Preferred Stock that have not yet been allocated to Participants' Accounts to the Company in accordance with the terms of the Preferred Stock or obtain an Acquisition Loan in an amount sufficient to make such payments.

                  10.5 Financed Shares. Any Financed Shares acquired by the Fund shall initially be credited to a "Loan Suspense Account" and will be allocated to the Accounts of the Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to those accounts for each Plan Year shall be determined by the Plan Administrator as follows:

                  (a) General Rule - The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction, the numerator of which shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year and the denominator of which shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current allocation date.

                  (b) Special Rule - The Plan Administrator may elect (as to each Acquisition Loan), or the provisions of the Acquisition Loan may provide, for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (i) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years, (ii) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables and (iii) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

                  (c) Conditions Applicable to Both the General Rule and the Special Rule - In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:

                       (1) The number of future years under the Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;

                       (2) If the Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and

                       (3) If the Company Stock allocated to the Suspense Account includes more than one class of shares, the number of shares of each class to be withdrawn for a Plan Year from the Suspense Account must be determined by applying the applicable fraction provided for above to each such class.

                  (d) Allocations - For each Plan Year in which Fund assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section
10.5 shall be allocated among the Accounts of the Participants as follows:

                       (i) To the extent that dividends received on shares of Company Stock that are allocated to the Participants' Accounts are utilized by the Trustee to make payments on an Acquisition Loan, an allocation of Financed Shares released from the Loan Suspense Account shall be made to each Participant's Accounts such that the value of the Financed Shares so allocated equals the value of the dividends from (or which would have otherwise been credited to) the Participant's Accounts that were utilized to make payments on the Acquisition Loan (such value to be determined on the basis of the fair market value of the Financed Shares determined as of the date that the payments on the Acquisition Loan are made by the Trustee); and

                       (ii) To the extent that Employer contributions are utilized by the Trustee to make payments on an Acquisition Loan, an allocation of Financed Shares released from the Loan Suspense Account shall be made to each Participant's Accounts such that the value of the Financed Shares so allocated equals the value of the Employer contributions from the Participant's Accounts that were utilized to make payments on the Acquisition Loan (such value to be determined on the basis of the purchase price of the Financed Shares on the date of their allocation to the Loan Suspense Account; provided that the actual value of the Financed Shares is equal to or greater than the value of such shares on the date of their allocation to the Loan Suspense Account).

                       (iii) To the extent that the number of Financed Shares released from the Loan Suspense Account exceeds the number that may be currently allocated to the Participants' Accounts, the excess
         Financed Shares released from the Loan Suspense Account shall be held in an Allocation Suspense Account until such time as they may be allocated to the Participants' Accounts either for the previous Plan Year or the current Plan Year in accordance with subparagraphs (i) and
         (ii) above, but in no event shall the allocations occur later than as of the end of the Plan Year in which the Financed Shares were released from the Loan Suspense Account.

                  10.6 Dividends on Company Stock. Any cash dividends received on shares of Company Stock acquired with the proceeds of an Acquisition Loan and both held in suspense account and allocated to the Accounts of the Participants may be applied first to repay the principal and the interest, at the Committee's discretion, of the Acquisition Loan, provided, if any cash dividends on shares of such Company Stock allocated to the Participants' Accounts are used to the principal and/or interest of the Acquisition Loan at the Committee's discretion, Company Stock with a fair market value not less than the amount of the dividends so sued must be allocated to the Participants' Accounts to which such cash dividends would have been allocated. Any cash dividends received on shares of Company Stock may also be paid to the Participants in the manner set forth below.

                  In the case of any cash dividends on Company Stock that are allocated to the Accounts of the Participants with respect to vested shares, they may be paid currently as cash (or within ninety days after the end of the Plan Year in which the dividends are paid to the Trust), provided such dividends are paid to Participants within two years of the date of such Participant's Accounts as the Committee may determine. Any dividends paid with respect to unallocated shares shall be paid out to Participants in proportion to the allocated vested shares in their respective Accounts. The Committee shall also have the discretion to extend such treatment to cash dividends paid with respect to shares of Company Stock that are allocated to the Accounts Participants, but not vested, provided that the Plan is primarily invested in Company Stock, and that the Company shall be allowed deduction with respect to any dividends paid.

                  10.7 Voting Company Stock. The Trustee shall deliver, or cause to be delivered, to each Participant all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to the Company Stock allocated to the Participant's Accounts. Each Participant, or Beneficiary of such Participant in the event the Participant dies prior to the complete distribution of such Company Stock, shall have the right to direct the Trustee as to the exercise of voting rights with respect to such Company Stock including fractional shares; provided, however, that the Plan Administrator may, to the extent possible, direct the Trustee to vote the combined fractional shares so as to reflect the aggregate direction of all Participants giving direction with respect to fractional shares. Shares of Company Stock that have not been allocated to Participants' Accounts and shares of Company Stock that have been allocated to Participants' Accounts but which have not been voted by the Participants shall be voted in accordance with the voting instructions received by the Trustee with respect to the shares of Company Stock that had been allocated to Participant Accounts. Specifically, the Trustee shall determine how the plurality of the allocated shares have been directed to vote and shall vote all of the unallocated shares and unvoted allocated shares of Company Stock in accordance with the directions received with respect to the plurality of the allocated shares. The voting of Company Stock by the Trustee shall be accomplished solely pursuant to this Section 10.7 and shall not constitute a fiduciary duty of the Trustee. Voting instructions received from Participants and Beneficiaries shall be held in confidence by the Trustee or its delegate for this purpose and shall not be divulged to the Company or any officer or employee of the Company or to any other person.

                  10.8 Tender Offer Response. In the event of a tender offer for any Company Stock held in the Plan, the Trustee shall as promptly as practicable request of each Participant (or Beneficiary in the case of a deceased Participant) instructions as to the tender offer response desired by that Participant in connection with the shares of Company Stock held by the Trustee for the Account of such Participant and the Trustee shall be bound by the instructions received. In addition, with respect to the shares of Preferred Stock held by the Trustee for the Account of a Participant, the Participant shall have the right to require the Trustee to exercise any conversion rights which would require that the Company convert the shares of Preferred Stock into a number of shares of Common Stock in accordance with the terms of any conversion feature appurtenant to the Preferred Stock; provided, however that the Trustee shall abide by the Participant's conversion instructions only if those instructions also direct the Trustee to tender the shares of Common Stock received as a result of the Trustee's exercise of the conversion privilege. The Trustee shall not tender shares held for the Account of any Participant who fails to give instructions. As to the shares of Company Stock held in the Loan Suspense Account and the Allocation Suspense Account, the Trustee shall be bound to tender such Common Stock (or to convert Preferred Stock into Common Stock and tender such Common Stock) in response to a tender offer if the plurality of the Participants delivering timely instruction to the Trustee with respect to the Company Stock allocated to their respective Accounts have instructed the Trustee to tender the Company Stock allocated to their respective Accounts, and the Trustee shall be bound to refrain from tendering such Company Stock in response to a tender offer if the plurality in number of the Participants delivering timely instruction to the Trustee with respect to the Company Stock allocated to their respective Accounts have instructed the Trustee to refrain from tendering the Company Stock. If the plurality of Participants first directs tender by the Trustee of the Company Stock held for their respective Accounts, and then a sufficient number of such Participants withdraw such tender instruction so that a plurality of Participants then have effectively instructed the Trustee to refrain from making any such tender, the Trustee shall immediately withdraw any affirmative response to such tender offer previously made with respect to the Company Stock held in the Loan Suspense Account and the Allocation Suspense Account. The tendering of Company Stock by the Trustee shall be accomplished solely pursuant to this Section 10.8 and shall not constitute a fiduciary duty of the Trustee. Tender instructions received from Participants and Beneficiaries shall be held in confidence by the Trustee or its delegate for this purpose and shall not be divulged to the Company or any officer or employee of the Company or to any other person.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

                  11.1 Amendment. The provisions of the Plan may be amended at any time and from time to time, by the Board of Directors; provided, however, that:

                  (a) No amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of that party;

                  (b) No amendment shall deprive any Participant or Beneficiary of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, nor shall any amendment decrease the balance in any Participant's Account; and

                  (c) No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries, to meet the administrative expenses of the Plan, or to provide that funds may revert to the Employer; and

                  (d) except as required by law or as otherwise indicated in an amendment, no amendment shall affect or alter the rights, obligations or benefits of any person who ceased to be a Participant prior to the amendment effective date.

                  11.2 Plan Termination.

                  (a) Right Reserved. It is the Employer's intention to continue the Plan indefinitely in operation. However, each entity constituting the Employer reserves the right to terminate its participation in this Plan by action of its board of directors or other governing body. Furthermore, the Company reserves the right to terminate the Plan in whole or in part at any time. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant whose Severance from Service Date has not occurred of the entire amount standing to his credit in his Accounts, and there shall not thereafter be any forfeitures with respect to any affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board of Directors, subject, however, to the provisions of Section 11.4 hereof.

                  (b) Effect on Retired Persons, Etc. Termination of the Plan shall have no effect upon payment of benefits to former Participants, their Beneficiaries and their estates, where benefit payments commenced prior to Plan termination.

                  (c) Effect on Remaining Participants. The Employer shall instruct the Trustee either (1) to continue to manage and administer the assets of the Fund for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (2) to pay over to each Participant (and former Participant) the value of his interest, and to thereupon dissolve the Fund.

                  11.3 Complete Discontinuance of Employer Contributions. While it is the Employer's intention to make substantial and recurrent contributions to the Fund pursuant to the provisions of the Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, as set forth in Section 11.2, except that the Trustee shall not have the authority to dissolve the Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Employer of instructions to dissolve the Fund pursuant to Subsection 11.2(c).

                  11.4 Suspension of Employer Contributions. The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Fund pursuant to the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

                  (a) If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

                  (b) If such suspension becomes a plan termination, a complete discontinuance of contributions will be imputed. In such case, the permanent discontinuance, with resultant full vesting for all affected Participants, shall be deemed to have occurred on the earlier of:

                       (i) the date specified by resolution of the Board of Directors or established as a matter of equity by the Plan Administrator, or

                       (ii) the last day of the first Plan Year which meets both of the following criteria: (A) no Employer contributions were made for that or for any subsequent Plan Year, and (B) there existed for such Plan Year net income out of which Employer contributions could have been made, and the existence of such net income was known to the Board of Directors in time to make deductible contributions for such Plan Year.

                  11.5 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer in the plan in which he was then a Participant (had such plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

                                   ARTICLE XII

                               PLAN ADMINISTRATOR

                  12.1 Appointment and Tenure. The Plan Administrator shall consist of those persons or entities appointed by the Board of Directors who shall serve at the pleasure of the Board of Directors. If no person has been appointed to the Board of Directors, the Employer shall be deemed to be the Plan Administrator.

                  12.2 Delegation. The Plan Administrator may, by written majority decision, delegate to each or any one of its number authority to sign any documents or to perform ministerial acts on its behalf.

                  12.3 Authority and Responsibility of the Plan Administrator. The Plan Administrator shall have the following duties and responsibilities:

                  (a) to maintain and preserve records relating to Plan Participants, former Participants, and their Beneficiaries;

                  (b) to prepare and furnish to Participants all information and notices required under Federal law or the provisions of this Plan;

                  (c) to prepare and furnish to the Trustee sufficient employee data and the amount of contributions received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits;

                  (d) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

                  (e) to provide directions to the Trustee with respect to methods of benefit payment, valuations at dates other than annual Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

                  (f) to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

                  (g)  to engage assistants and professional advisers;

                  (h)  to arrange for bonding, if required by law;

                  (i) to provide procedures for determination of claims for benefits;

                  (j) to determine whether any domestic relations order constitutes a QDRO and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order; and

                  (k) to retain records on elections and waivers by Participants, their Spouses and their Beneficiaries, all as further set forth herein.

                  12.4 Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Plan Participants, and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other named fiduciary to whom such responsibilities are delegated by law or by this Plan.

                  12.5 Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall have the full discretionary authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final, binding and conclusive on the parties, including the Employer, the Employees, their families, dependents, Beneficiaries and any Alternate Payees.

                  12.6 Engagement of Assistants and Advisers. The Plan Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

                  (a)  investment managers and/or advisers;

                  (b)  accountants;

                  (c)  actuaries;

                  (d)  attorneys;

                  (e)  consultants;

                  (f)  clerical and office personnel;

                  (g)  medical practitioners.

The expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Plan Administrator. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

                  12.7 Bonding. The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by the Plan.

                  12.8 Compensation of the Plan Administrator. The Plan Administrator shall serve without compensation for its services as such, but all expenses of the Plan Administrator shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Fund and shall be paid therefrom.

                  12.9 Indemnification of the Plan Administrator and the Committee Members. The Plan Administrator and each member of the Committee shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by them in connection with any action to which they may be a party by reason of their service as the Plan Administrator or a member of the Committee except in relation to matters as to which they shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of their duties. The foregoing right to indemnification shall be in addition to such other rights as the Plan Administrator and each member of the Committee may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation.

                                  ARTICLE XIII

                                CLAIMS PROCEDURE

                  13.1 Application for Benefits. Each Participant and/or Beneficiary believing himself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Plan Administrator an application for benefits on a form supplied by the Plan Administrator. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Plan Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.

                  13.2 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                  (a) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based, together with all issues, comments, and the theories supporting the appeal. Any facts or theories not raised in the review process will be deemed waived. Appeals not timely filed shall be barred.

                  (b) The Plan Administrator shall, within thirty (30) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the named appeals fiduciary in support of his appeal. The Participant or Beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing.

                  (c) The named appeals fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the named appeals fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the named appeals fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                  (d) The named appeals fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties.

                  13.3 Appointment of the Named Appeals Fiduciary. The named appeals fiduciary shall be the person or persons named as such by the Board of Directors, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the named appeals fiduciary. Named appeals fiduciaries may at any time be removed by the Board of Directors, and any named appeals fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The named appeals fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the named appeals fiduciary as set forth herein.

                                   ARTICLE XIV

                              TOP-HEAVY PROVISIONS

                  14.1 Definitions. Whenever used in this Article with respect to this Plan, the following capitalized terms shall have the following meanings:

                  (a)  "Determination Date" shall mean for any Plan Year:

                       (1) with respect to this Plan, the October 31 next preceding such Plan Year; or

                       (2) with respect to any other plan in a Permissive Aggregation Group or Required Aggregation Group, the last day of the plan year of such plan that ends in the calendar year in which falls the Determination Date with respect to this Plan for such Plan Year.

                  (b) "Key Employee" shall mean, for any Plan Year, an individual who is a key employee for such Plan Year within the meaning of
Section 416(i) of the Code.

                  (c) "Non-Key Employee" shall mean any employee or former employee of the Company or an Affiliated Company in any Plan Year, but who is not a Key Employee as to that Plan Year.

                  (d) "Permissive Aggregation Group" shall mean the group of affiliated retirement plans maintained by the Company or any Affiliated Company, which group consists of the Required Aggregation Group and any other such plan or plans which, considered together with the Required Aggregation Group, meet the requirements of Section 401(a)(4) and 410 of the Code.

                  (e) "Required Aggregation Group" shall mean the group of qualified retirement plans maintained by the Company or any Affiliated Company, which group consists of each plan in which a Key Employee is a Participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, including any frozen or terminated plan that was maintained within the five-year period ending on the Determination Date, and each other plan that enables any such plan to meet the requirements of Section 401(a)(4) or 410 of the Code, but only if such group includes this Plan. Otherwise, the Required Aggregation Group consists of this Plan only.

                  (f) "Top-Heavy Plan Year" shall mean a Plan Year in which the Plan is top-heavy. The Plan is top-heavy for a given Plan Year if for that Plan Year (i) the Required Aggregation Group is top-heavy, and (ii) the Required Aggregation Group is not part of a Permissive Aggregation Group that is not top-heavy. The Required Aggregation

Group or a Permissive Aggregation Group (the "Group") is top-heavy for a given Plan Year if the ratio (determined as provided in Section 416(g) of the Code) of the aggregate accounts (or, the present value of cumulative accrued benefits, in the case of a defined benefit plan included in such Group) of participants who are key employees to the like amount determined for all participants in all plans included in such Group exceeds 60%. The present value of cumulative accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Company and all Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under Section 411(b)(1)(C) of the Code.

                  14.2 Operating Rules. Anything in the Plan to the contrary notwithstanding, the following rules shall apply in a Top-Heavy Plan Year:

                  (a) For any Top-Heavy Plan Year, the contribution on behalf of each Employee who is a Non-Key Employee and who remained in the employ of the Company or an Affiliated Company through the end of such Plan Year, taking into account contributions allocated to such Employee under any defined contribution plan included in the Required Aggregation Group or any Permissive Aggregation Group, shall be at least equal to the required minimum percentage described in Subparagraph (1) below. For purposes of this Paragraph:

                       (1) the required minimum percentage shall be 3% of such Non-Key Employee's 415 Compensation for such Plan Year provided that, if the Plan does not enable a defined benefit plan in the Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code, the required minimum percentage shall be the lesser of 3% or the percentage of the 415 Compensation, to a maximum of $200,000 ($150,000, effective November 1, 1994) of 415 Compensation (or such other amount as may be permitted under Section 401(a)(17) of the Code for the Plan Year), allocated to the Key Employee for whom such percentage is the highest for such Plan Year.

If any person who is an Employee in the Plan is a participant under any qualified defined benefit pension plan sponsored by the Company or an Affiliated Company, "4%" shall be substituted for "3%" in Subparagraph (1) above. The provisions of this Paragraph (a) shall not apply to any Non-Key Employee for a Plan Year, if with respect to that Plan Year, the Non-Key Employee was an active participant in a qualified defined benefit plan(s) included in the Required or Permissive Aggregation Group under which the Non-Key Employee's accrued benefit is not less than the minimum accrued pension benefit that would be required under Section 416(c)(1) of the Code.

                  (b) If the Plan Year would be a Top-Heavy Plan Year substituting "90%" for "60%" in Section 14.1(f) above, "1.0" shall be substituted for "1.25" in Section 4.7(b)(3) and Section 4.7(b)(5)(B)(i); and

                  (c) Each Participant's Account shall become vested in accordance with the following schedule:

                  Completed Years of Service              Vested Percentage
                  --------------------------              -----------------

                  Less than 2                                     0%
                  2 but less than 3                              20%
                  3 but less than 4                              40%
                  4 but less than 5                              60%
                  5 but less than 6                              80%
                  6 or more                                     100%

                  (d) If the Plan ceases to be a Top-Heavy Plan, the vesting rule set forth in Section 7.1 shall again apply to all Years of Service, provided that:

                       (1) each Participant described above shall maintain the same vested interest in his Account determined under the schedule above as of the date on which the Plan ceases to be a Top-Heavy Plan until the Participant's vested percentage under the schedule in Section 7.1 exceeds the percentage maintained under the schedule above; and

                       (2) any such Participant with at least three (3) Years of Service at the time the Plan ceases to be a Top-Heavy Plan shall continue to have his vested percentage computed under the Plan in accordance with the vesting schedule set forth above.

                                   ARTICLE XV

                                  MISCELLANEOUS

                  15.1 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant, Beneficiary or Alternate Payee shall be subject to any claim of any creditor, and in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant, Beneficiary or Alternate Payee. No Participant, Beneficiary or Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right reserved to Participants, and in certain circumstances to their surviving Spouse, to designate a Beneficiary or Beneficiaries as hereinabove provided. Compliance with the provisions and conditions of any QDRO shall not be considered a violation of this provision.

                  15.2 Action of Employer. Any action permitted or required to be taken by the Employer hereunder may be taken by the President or any Vice President (and if required, attested to by any officer), except that amendment or termination of the Plan, the permanent or complete discontinuance of contributions by the Employer, the determination of Employer contributions for any Accrual Computation Period and the removal or appointment of the Plan Administrator or the Trustee shall be by resolution of the Board of Directors or any committee thereof, or by any person or persons authorized to take such action (or whose action so taken is ratified) by resolution of the Board or such committee. Notwithstanding the foregoing, any amendment necessary to initially qualify the Plan under section 401(a) of the Code, or to maintain such qualification, may be made without the further approval of the Board of Directors if signed by the officers or other persons authorized pursuant to this Section.

                  Each entity constituting the Employer hereby delegates to the Board of Directors (and to the officers and other persons authorized to act on behalf of the Employer pursuant to this Section) the full authority to act in its stead and on its behalf on all matters with respect to the Plan and the Trust Agreement.

                  15.3 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

                  15.4 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such in validity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

                  15.5 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future and all persons for whose benefit there exists any QDRO with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

                  15.6 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                  15.7 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

                  15.8 Controlling Law. The Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.

                  15.9 Funding Policy. The Plan is designed to invest primarily in Company Stock so as to give Participants an ownership interest in the Employer.

                  15.10 Title to Assets. No Participant, Beneficiary or Alternate Payee shall have any right to, or interest in, any assets of the Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant, Beneficiary or Alternate Payee out of the assets of the Fund. All payments of benefits as provided for in the Plan shall be made from the assets of the Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

                  15.11 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

                  15.12 Reliance on Data and Consents. The Employer, the Trustee, the Plan Administrator, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any representations or data provided by any Participant, any Beneficiary, any spouse of a Participant or any Alternate Payee, including, without limitation, representations or data as to age, health, marital status and any inability to locate a spouse. All such representations made and data submitted are binding on any party seeking to claim a benefit through a Participant, Beneficiary, spouse of a Participant, Alternate Payee or the representatives of any such persons. Similarly, the Employer, the Trustee, the Plan Administrator, all fiduciaries with respect to the Plan and all such other aforementioned persons or entities, each shall have the right to rely on consents, elections, designations and waivers received, and may treat any such consent, election, designation or waiver as genuine and as having been executed with full comprehension of the significance thereof by the party purported to have signed the same.

                  15.13 Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate the person to whom payment is due, provided, however, that subject to Section 15.14, such benefit shall be reinstated if a claim is made by the party to whom the forfeited benefit is properly payable.

                  15.14 Missing Spouses. If a Participant certifies in writing to the Plan Administrator that he is unable to locate his spouse after diligent effort to determine her whereabouts, and if the Plan Administrator, having written to such spouse at the address at which such spouse was last known to the Participant or the Plan Administrator to reside (or to the said spouse's legal representative if the Plan Administrator has been advised of the existence of such legal representative), receives no response that could reasonably be expected to result in the location of such spouse, the Participant shall be treated as an unmarried person for purposes of the Plan, until such time, if ever, as such spouse is located and his or her whereabouts made known to the Plan Administrator. If such a missing spouse subsequently appears or is located, such spouse's rights, if any, to future benefit payments shall be restored, but such spouse shall have no claim against any party with respect to benefits already paid, regardless of to whom paid.

                  15.15 Notices. Each Participant, Beneficiary, Alternate Payee or other person entitled to benefits under the Plan shall be responsible for furnishing the Plan Administrator with the current and proper address for the mailing of notices, statements, reports, other communications from the Plan Administrator and benefit payments. Any notice, statement, report or communication required or permitted to be given to any such person shall be deemed to have been duly given if delivered to, or if mailed by first-class mail, postage prepaid and addressed to, such person at the address so furnished to the Plan Administrator. If any check or Employer Securities mailed to such address is returned as undeliverable to the addressee, mailing of checks or such Securities shall be suspended until the person entitled to such payment furnishes, or the Plan Administrator is otherwise furnished, the proper address. This Section shall not be construed as requiring the mailing of any notice or communication if the regulations issued under ERISA or the Code deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication method. All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary, Alternate Payee or other person to the Plan Administrator, required or permitted under the Plan, shall be in such form as prescribed by the Plan Administrator and shall be mailed by first-class mail or delivered to such location as prescribed by the Plan

Administrator and shall be deemed to have been given and delivered only upon actual receipt thereof by the Plan Administrator at such location.

                  IN WITNESS WHEREOF, and as evidence of the adoption of this amended and restated Plan, the Employer has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed, as of the 31st day of October, 1995.

                                        CENTRAL SPRINKLER CORPORATION

Attest:



/s/  George G. Meyer                        /s/ Albert T. Sabol
------------------------                     ---------------------------
Secretary                                    Vice President, Finance

 (Corporate Seal)